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                                                                                                                      Exhibit M

Metris Receivables, Inc.                                                           Metris Master Trust           Monthly Report
Securityholders' Statement                                                            Series 1999-1                    May-2000
Section 5.2                                                                    Class A             Class B                Total
(i) Security Amount ..................................................     500,000,000.00       49,450,550.00        549,450,550.00
(ii) Security Principal Distributed ..................................               0.00                  --                  0.00
(iii) Security Interest Distributed ..................................       2,802,829.86                  --          2,802,829.86
(iv) Principal Collections ...........................................      26,681,992.12        2,638,878.37         29,320,870.49
(v) Finance Charge Collections .......................................      11,399,341.97        1,127,407.43         12,526,749.40
       Recoveries ....................................................         328,065.77           32,446.07            360,511.84
       Principal Funding Account Investment Earnings .................               0.00                0.00                  0.00
       Accumulation Period Reserve Account Investment Earnings .......               0.00                0.00                  0.00
         Total Finance Charge Collections ............................      11,727,407.74        1,159,853.50         12,887,261.24
Total Collections ....................................................      38,409,399.86        3,798,731.87         42,208,131.73
                (vi) Aggregate Amount of Principal Receivables .......                 --                  --      5,354,979,669.63
       Invested Amount (End of Month) ................................     500,000,000.00       49,450,550.00        549,450,550.00
       Floating Allocation Percentage ................................          9.3371036%          0.9234498%           10.2605534%
       Fixed/Floating Allocation Percentage ..........................          9.3371036%          0.9234498%           10.2605534%
       Invested Amount (Beginning of Month) ..........................     500,000,000.00       49,450,550.00        549,450,550.00
       Average Daily Invested Amount .................................                 --                  --        549,450,550.00
(vii) Receivable Delinquencies (As a % of Total Receivables)
       Current .......................................................                 --               86.25%     4,864,824,999.41
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent) ....                 --                6.14%       346,126,967.18
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent) ...                 --                2.34%       131,748,362.78
       90 Days and Over (60+ Days Contractually Delinquent) ..........                 --                5.28%       297,580,053.17
Total Receivables ....................................................                 --              100.00%     5,640,280,382.54
                   (viii) Aggregate Investor Default Amount ..........                 --                  --          5,151,188.42
         As a % of Average Daily Invested Amount
             (Annualized based on 366 days/year) .....................                 --                  --                 11.07%
(ix) Charge-Offs .....................................................               0.00                0.00                  0.00
(x) Servicing Fee ....................................................                 --                  --            930,763.23
(xi) Unreimbursed Redirected Principal Collections ...................                 --                  --                  0.00
(xii) Excess Funding Account Balance .................................                 --                  --                  0.00
(xiii) New Accounts Added ............................................                 --                  --                25,976
(xiv) Average Gross Portfolio Yield ..................................                 --                  --                 27.69%
         Average Net Portfolio Yield .................................                 --                  --                 16.62%
(xv) Minimum Base Rate ...............................................                 --                  --                  8.96%
        Excess Spread ................................................                 --                  --                  7.66%
(xvi) Principal Funding Account Balance ..............................                 --                  --                  0.00
(xvii) Accumulation Shortfall ........................................                 --                  --                  0.00
(xviii) Scheduled date for the commencement of the Accumulation Period                 --                  --             June 2003
        Accumulation Period Length ...................................                 --                  --                   N/A
(xix) Principal Funding Account Investment Proceeds Deposit ..........                 --                  --                  0.00
        Required Reserve Account Amount ..............................                 --                  --                  0.00
        Available Reserve Account Amount .............................                 --                  --                  0.00
        Covered Amount ...............................................                 --                  --                  0.00
(xx) Aggregrate Interest Rate Caps Notional Amount ...................                 --                  --        500,000,000.00
        Deposit to the Caps Proceeds Account .........................                 --                  --                  0.00
(xxi) Policy Claim Amount ............................................                 --                  --                  0.00
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